                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                               _______________


                                  FORM 8-K

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) DECEMBER 30, 1998

                GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                ---------------------------------------------
             (Exact name of registrant as specified in charter)



         CALIFORNIA                   000-22605            94-3120525
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(State or other jurisdiction         (Commission          (IRS Employer
      of incorporation)              File Number)      Identification No.)


1155 MARKET STREET, SAN FRANCISCO, CALIFORNIA                   94103
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code  (415) 437-1100
                                                    --------------


                                   NONE
--------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

  On December 30, 1998, Genesys Telecommunications Laboratories, Inc., a California corporation (the "Company"), through its wholly owned subsidiary GenPla, Inc., a Delaware corporation ("Acquisition Co."), completed the acquisition of Plato Software Corporation, a Delaware corporation ("Plato") by merger of Acquisition Co. with and into Plato. The merger was completed pursuant to an Agreement and Plan of Reorganization dated as of December 9, 1998 (the "Merger Agreement"). Ori Sasson, Chief Executive Officer and member of the Board of Directors of the Company, is a principal shareholder of Plato.

  Pursuant to the Merger Agreement, the Company issued 250,000 shares of its Common Stock, 50,000 of which shares have been placed into an escrow subject to the satisfaction of all representations and warranties under the terms and conditions of the Merger Agreement. As a result of the merger, Plato has become a wholly-owned subsidiary of the Company.

  The acquisition of Plato Software was consummated in connection with the election of Ori Sasson as Chief Executive Officer and a member of the Board of Directors of the Company, and accordingly the Company recorded as expense the portion of the purchase price that represented compensation to Mr. Sasson. In addition, the Company recorded as expense its reimbursement to Mr. Sasson of the tax liabilities associated with this compensation. The total amount of compensation expense and related tax reimbursements expensed in the quarter ended December 31, 1998 was approximately $12.4 million dollars.

ITEM 5.  OTHER EVENTS.

     On December 9, 1998, the Company announced in a press release that Ori Sasson has been elected Chief Executive Officer and appointed a member of the Board of Directors of the Registrant. The Company also announced its intention to acquire Plato. The Company also announced that Gregory Shenkman has been appointed the Chairman of the Board of Directors and that former Chairman Jim Jordan has resigned from the Board of Directors effective immediately, but will continue to serve the Company in an advisory capacity. A copy of the press release issued in connection with this announcement is incorporated herein by reference and is attached hereto as Exhibit 99.1

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (c)  Exhibits

          2.1 Agreement and Plan of Reorganization, dated as of December 9, 1998, by and among Genesys Telecommunications Laboratories, Inc., GenPla, Inc. and Plato Software Corporation and its Shareholders.

         99.1  Press release dated December 9, 1998.


                                 SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  GENESYS TELECOMMUNICATIONS LABORATORIES, INC.



DATE:  January 14, 1998       By:  /s/ Ori Sasson
                                   -----------------------------------------
                              Name:   Ori Sasson
                              Title:  Chief Executive Officer

  EXHIBIT INDEX


EXHIBIT NO.         EXHIBIT
2.1                 Agreement and Plan of Reorganization, dated as of
                    December 9, 1998, by and among Genesys
                    Telecommunications Laboratories, Inc., GenPla,
                    Inc. and Plato Software Corporation and its
                    Shareholders.

99.1                Press Release dated December 9, 1998.

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